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                                                                     Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the inclusion of our report dated February 16, 1996 on our audit of the financial statements of Harrington Services Corporation as at December 31, 1995 and for the year then ended in the Form 8-K/A Amendment Number 2 and incorporated by reference in the Registration Statement of HealthPlan Services Corporation on Form S-3 Amendment Number 1. We also consent to the reference to our firm under the caption "Experts".




/s/     RICHARD A. EISNER & COMPANY, LLP

New York, New York
February 14, 1997











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